UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2022

GENERATION ASIA I ACQUISITION LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41239	98-1588665
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Boundary Hall, Cricket Square Grand Cayman, Cayman Islands		KY1-1102
(Address of Principal Executive Offices)		(Zip Code)

(345) 814-5580

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	GAQ.U	The New York Stock Exchange
Class A ordinary shares	GAQ	The New York Stock Exchange
Redeemable Warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	GAQWS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

This Current Report on Form 8-K is filed by Generation Asia I Acquisition Limited, a Cayman Islands exempted company (the “Company”), in connection with the matters described herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2022, the Company entered into a Director Services Agreement with Mr. SungHwan Cho (the “Agreement”). Pursuant to the terms of the Agreement, Mr. Cho has become an independent non-executive director of our Company. In addition, Mr. Cho shall be appointed to (i) the audit committee, (ii) the compensation committee and (iii) the nominating and corporate governance committee of our board of directors. As compensation for his directorship, Mr. Cho shall receive 25,000 Class B ordinary shares of the Company from our sponsor, Generation Asia LLC, and may receive additional Class B ordinary shares of the Company at the discretion of our board of directors. The Agreement is filed hereto as Exhibit 10.1.

Mr. Cho served as Chief Financial Officer of Icahn Enterprises, LP, a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, food packaging, metals, mining, real estate and home fashion, from March 2012 to June 2021. Prior to that time, he was Senior Vice President and previously Portfolio Company Associate at Icahn Enterprises since October 2006. In addition, Mr. Cho has served as a director of many public companies since 2006. Mr. Cho received a B.S. in Computer Science from Stanford University and an MBA from New York University, Stern School of Business.

Except as disclosed herein, there have been no transactions between the Company and Mr. Cho since our last fiscal year which would be required to be reported herein. There are no family or similar relationships among Mr. Cho and any of our officers, directors or affiliates.

Item 8.01	Other Events.

As previously reported on a Current Report on Form 8-K filed by the Company on January 24, 2022, on January 24, 2022, the Company consummated an initial public offering (the “IPO”) of 20,000,000 units (the “Units”), at an offering price of $10.00 per Unit. In connection with the IPO, the Company granted the underwriter an over-allotment option to purchase up to 3,000,000 additional Units at $10.00 per Unit.

On February 1, 2022, the underwriter exercised its over-allotment option in part to purchase 1,930,000 Units and forfeited the remaining portion of such option (the “Over-allotment Offering”). Concurrently with the underwriter’s exercise of such option, the Company consummated a private placement of 579,000 private placement warrants at a price of $1.00 per warrant (the “Over-allotment Private Placement”). A total of $19,493,000.00, comprised of the net proceeds of the Over-allotment Offering and proceeds from the Over-allotment Private Placement, was placed in a trust account established for the benefit of the Company’s public stockholders and the underwriter, with Continental Stock Transfer & Trust Company acting as trustee.

On February 1, 2022, our sponsor, Generation Asia LLC, has surrendered to us for no consideration 267,500 Class B ordinary shares of the Company in connection with the underwriter’s forfeiture of its remaining over-allotment option that was not exercised at the Over-allotment Offering.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the expected appointment of Mr. SungHwan Cho to any committe of our board of our board of directors. These statements are based on current expectations on the date of this Current Report on Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibits

10.1	Director Services Agreement

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2022	GENERATION ASIA I ACQUISITION LIMITED

	By:	/s/ Roy Kuan
	Name:	Roy Kuan
	Title:	Chief Executive Officer